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OneSpaWorld Holdings Limited

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OneSpaWorld Issues Statement Regarding Corrected Stifel Report

Nassau, Bahamas – June 9, 2020 – OneSpaWorld Holdings Limited (NASDAQ: OSW), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today issued a statement in response to a correction published today by Stifel to a research report it had issued yesterday. The inaccurate report was referenced by Deep Field Asset Management LLC in a press release issued earlier today:

“We are pleased Stifel has issued a correction to clarify material inaccuracies and misunderstandings in their report published June 8. Stifel now acknowledges that OneSpaWorld does not have enough cash to pay down its revolver at June 30 and remain solvent. Their updated report also states that the roughly 70 days of cash available on OSW’s balance sheet exists assuming no pay down of our revolver to remain in compliance with our loan agreements. Stifel also acknowledges that while OSW has considered alternative financing options, it does not have any alternative financing in place. Stifel concludes that they encourage the approval of the private placement given the current environment versus an alternative plan that could take too long to execute. The $75 million equity financing is the best financing option available and Deep Field’s unfounded claim that it would be easy to vote down this funding and quickly raise the required capital on improved terms remains reckless given the circumstances.”

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 175 cruise ships and at 68 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for more than 50 years.

Forward-Looking Statements

These materials include “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ from OSW’s actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the impact of the private placement on OSW’s liquidity, OSW’s need to seek additional financing, OSW’s compliance with its credit agreements, OSW’s ability to obtain alternative sources of financing, and other statements that are not historical facts. These statements are based on the current expectations of OSW’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on OSW’s business and its results of operations and liquidity for the foreseeable future; the demand for OSW’s services together with the possibility that OSW may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which OSW operates; changes in consumer preferences or the market for OSW’s services; changes in applicable laws or regulations; the availability of, or competition for, opportunities for expansion of OSW’s business; difficulties of managing growth profitably; the loss of one or more members of OSW’s management team; loss of a major customer and other risks and uncertainties included from time to time in OSW’s reports (including all amendments to those reports) filed with the SEC. OSW cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OSW does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing OSW’s assessments as of any date subsequent to the date of this communication.

Contacts

Investors:

Morrow Sodali, (800) 662-5200

OSW.info@investor.morrowsodali.com

ICR

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Media:

Sard Verbinnen & Co.

George Sard/Jim Barron/Brooke Gordon

OneSpaWorld-SVC@sardverb.com

Follow OneSpaWorld:

Instagram: @onespaworld

Twitter: @onespaworld

LinkedIn: OneSpaWorld

Facebook: @onespaworld